SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

United Technologies Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FORM OF EMAIL MESSAGE TO UTC SAVINGS PLAN PARTICIPANTS

United Technologies Corporation

Annual Meeting of Shareowners

April 9, 2008 at 2:00 p.m.

South Atrium of Pratt & Whitney

Canada’s main facility

1000 Marie-Victorin Boulevard

Longueuil, Quebec, Canada

Control Number: 012345

Holder Account Number: C1234567891

Proxy Access Number: 12345

Dear UTC Shareowner

Re:	John D. Smith

Thank you for participating in online access to UTC’s Annual Meeting Materials. Computershare Trust Company, N.A. is the independent registrar and transfer agent for UTC Common Stock.

The UTC Annual Report for 2007 and the Proxy Statement for the 2008 Annual Meeting of Shareowners are now available. To view the Annual Report and Proxy Statement, please click on the following link to the web site: www.envisionreports.com/utx

REMEMBER, YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES AS SOON AS YOU RECEIVE AND REVIEW YOUR PROXY MATERIALS.

IMPORTANT NOTICE TO PARTICIPANTS IN THE UTC SAVINGS PLAN FOR U.S. EMPLOYEES: Computershare must receive your voting instructions by 1:00 PM, Eastern Daylight Saving Time, on April 8, 2008 in order to tabulate voting instructions of Savings Plan Participants and communicate those instructions to the Savings Plan trustee, who will vote your shares. If your voting instructions are not received by that time, your plan shares will be voted by the Trustee as described in the Proxy Statement.

To cast your vote, please visit www.envisionreports.com/utx and follow the on-screen instructions. You will need the login validation details provided above to access the voting site.

You may also use your login validation details to vote your shares by telephone. Simply call 1-800-652-8683 to access the secure and confidential telephone voting service. When voting by telephone, please keep the above proxy access number available for your reference as well as the following list of matters to be voted on:

Proposal 1 - Election of Directors, Nominees:

01 Louis R. Chénevert	07 Richard D. McCormick
02 George David	08 Harold McGraw Ill
03 John V. Faraci	09 Richard B. Myers
04 Jean-Pierre Garnier	10 H. Patrick Swygert
05 Jamie S. Gorelick	11 André Villeneuve
06 Charles R. Lee	12 Christine Todd Whitman

Proposal 2—Appointment of a Firm of Independent Registered Public Accountants to Serve as Independent Auditors

Proposal 3—Approval of Amendment to the 2005 Long-Term Incentive Plan

Proposal 4—Shareowner Proposal Concerning Principles for Health Care Reform

Proposal 5—Shareowner Proposal Concerning Global Set of Corporate Standards

Proposal 6—Shareowner Proposal Concerning Pay for Superior Performance

Proposal 7—Shareowner Proposal Concerning Offsets for Foreign Military Sales

FURTHER INFORMATION CONCERNING THE ABOVE PROPOSALS IS INCLUDED IN THE PROXY STATEMENT FOR 2008: www.envisionreports.com/utx

If you would like to request a ticket to attend UTC’s 2008 Annual Meeting, please click on the following link: http://www.utc.com/investors/shareowner tickets/

For assistance or if you would like to request paper copies of the Annual Report or Proxy Statement, please contact our Shareholder Direct information line at 1-800-881-1914 or the UTC Corporate Secretary’s Office at 1-860-728-7870.

If you have any questions regarding your account, please call 1-800-488-9281 and we will be pleased to help. Alternatively, you may also submit your questions directly through our secure, online contact form at: www.computershare.com/ContactUs

Thank you for using our online voting service.